UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012
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WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 1, 2012, Wells Real Estate Investment Trust II, Inc. (the “Company”) renewed its advisory agreement (the “Renewed Advisory Agreement”) with its advisor, Wells Real Estate Advisory Services II, LLC (the “Advisor”) for an additional three months. The Renewed Advisory Agreement is effective from April 1, 2012 through June 30, 2012 and has materially the same terms as the agreement that was in effect through March 31, 2012, with limits on reimbursements to the Advisor of “portfolio general and administrative expenses” and “personnel expenses,” as defined, to the extent they would exceed approximately $4.5 million and $2.5 million, respectively, for the period from April 1, 2012 through June 30, 2012. In addition, the Renewed Advisory Agreement includes a limit of $1.5 million on acquisition fees during the term of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 2, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President